SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 10, 2005

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529
(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles
San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement
ITEM 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
ITEM 9.01: Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

ITEM 1.01: Entry into a Material Definitive Agreement
     On November 10, 2005, Covad Communications Group, Inc. (“Covad” or the “Company”) announced the appointment of Chris Dunn as Senior Vice President and Chief Financial Officer. Mr. Dunn will receive an annual base salary of $230,000 and will be eligible to participate in Covad’s 2005 Bonus Plan with a target bonus of 60% of his annual base salary. Mr. Dunn will also be eligible to participate in Covad’s Executive Severance Plan.
     Mr. Dunn entered into a Change in Control Agreement (“Change in Control Agreement”) with Covad, dated November 11, 2005. The Change in Control Agreement provides, among other things, that if Mr. Dunn’s employment is terminated under specified circumstances following a change in control, Mr. Dunn will be entitled to receive special termination benefits, including a lump sum payment of two years base salary and bonus. The special termination benefits are generally payable if Covad terminates Mr. Dunn without cause within two years following a change in control. The special benefits are also payable if Mr. Dunn resigns as a result of specified actions taken by Covad (including a reduction in his compensation or responsibilities or a change in his job location) within two years following a change in control.
     Effective November 11, 2005, Mr. Dunn also entered into Covad’s standard indemnification agreement (the “Indemnification Agreement”). This agreement provides terms and conditions for the indemnification of Mr. Dunn by Covad for liabilities arising out of his position as an officer of Covad.
     In addition, Mr. Dunn has been granted an option to purchase 125,000 shares of Covad’s Common Stock at an exercise price per share of $0.73. The option will vest monthly on a pro rata basis over a four year period. This grant was made pursuant to the stockholder-approved 1997 Stock Plan of Covad.
     On October 27, 2005, Covad appointed Lisa Hook as a member of Covad’s Board of Directors. In connection with her appointment, Ms. Hook received an initial stock option grant for 60,000 shares of the Company’s common stock, with an exercise price of $0.88 per share. This initial stock option grant vests monthly on a pro rata basis over a four year period. Ms. Hook is also entitled to receive compensation for her service as a director in accordance with the Company’s customary director compensation policies, which is currently set at a $25,000 annual retainer fee, $1,000 for each board meeting attended, $1,000 for each committee meeting held on a different day from a board meeting, and $500 for each committee meeting held on the same day as a board meeting.
     The Company and Ms. Hook also entered into the Company’s standard director and officer indemnification agreement (the “Indemnification Agreement”), effective as of October 27, 2005. The Indemnification Agreement provides for indemnification of Ms. Hook for expenses, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her services as a director or at the Company’s request.
     The foregoing summaries of the Change in Control Agreement and Indemnification Agreements are not intended to be complete descriptions of all of the terms thereof. For further information, please see the copies of the above agreements that are included as exhibits to this report and incorporated herein by reference.
ITEM 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective November 10, 2005, John Trewin is no longer serving as Covad’s Senior Vice President and Chief Financial Officer. Mr. Trewin’s last day of employment with Covad will be November 30, 2005, with his salary, bonus targets and benefits remaining unchanged. Covad will make a payment of $123,300 to Mr. Trewin under Covad’s Executive Severance Plan. Mr. Trewin will also receive six (6) months of payments for continuation of his medical benefits. In exchange, Mr. Trewin has released all claims against Covad.
     On November 10, 2005, the Board of Directors appointed Chris Dunn, age 36, as Covad’s Senior Vice President and Chief Financial Officer, effective November 10, 2005. Mr. Dunn joined Covad in May 2005 as our Vice President, Financial Planning and Analysis. Prior to joining Covad, Mr. Dunn served as Chief Operating Officer and Chief Financial Officer of Santa Cruz Networks, Inc., a privately-held company providing voice, video and data over IP solutions. Mr. Dunn joined Santa Cruz Networks as Vice President of Finance in July 2003, was promoted to Vice President of Finance and Operations in September 2003 and was promoted to Chief Operating Officer and Chief Financial Officer in January 2004, where he served until April 2005. Mr. Dunn previously served as Director of Business Risk Management and Director of Corporate Development at UnitedHealth Group, a publicly traded health care corporation, from October 2002 to July 2003. Prior to that, Mr. Dunn held positions at Pacific Venture Capital, LLC, a wholly-owned subsidiary of PG&E Corporation, and PG&E Corporation. Mr. Dunn joined Pacific Venture Capital as a Principal in January 2000, was promoted to Director in November 2000 and was brought into PG&E Corporation as Director of Strategic Planning and Corporate Development in January 2002, where he served until October 2002.
     The material terms of the agreements that Mr. Dunn entered into in connection with his employment as the new Senior Vice President and Chief Financial Officer are set forth in Item 1.01 above.
     On October 27, 2005, the Company appointed Lisa Hook as a member of the Company’s Board of Directors and as a member of the Nominating and Corporate Governance Committee. Ms. Hook will serve as a Class II director – a director whose term lasts until the 2007 annual meeting of stockholders or until her earlier resignation or removal. A copy of the related press release announcing the appointment of Ms. Hook is attached to this Current Report on Form 8-K as Exhibit 99.1. The material terms of the agreement that Ms. Hook entered into in connection with her appointment as a director are set forth in Item 1.01 above.
ITEM 9.01: Financial Statements and Exhibits
(c)	Exhibits
10.1	Change of Control Agreement between Covad Communications Group, Inc. and Chris Dunn

10.2	Indemnification Agreement between Covad Communications Group, Inc. and Chris Dunn

10.3	Indemnification Agreement between Covad Communications Group, Inc. and Lisa Hook

99.1	Press Release dated November 15, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 15, 2005

By:	/s/ Jim Kirkland
Jim Kirkland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change of Control Agreement between Covad Communications Group, Inc. and Chris Dunn

10.2	Indemnification Agreement between Covad Communications Group, Inc. and Chris Dunn

10.3	Indemnification Agreement between Covad Communications Group, Inc. and Lisa Hook

99.1	Press Release dated November 15, 2005